Listing Report:Supplement No. 26 dated Mar 18, 2011 to Prospectus dated Mar 04, 2011
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Mar 04, 2011 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Mar 04, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 493671
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	9.80%
Term:	36 months

Lender yield:	20.99%	Borrower rate/APR:	21.99% / 25.42%	Monthly payment:	$572.78

Lender servicing fee:	1.00%	Effective Yield*:	20.48%
		Estimated return*:	10.68%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-1996	Debt/Income ratio:	14%
Credit score:	700-719 (Mar-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	1y 11m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Professional
Public records last 12m / 10y:	0/ 5	Revolving credit balance:	$0	Stated income:	$100,000+
Delinquencies in last 7y:	7	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	Megmosg	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	7 ( 100% )	700-719 (Latest)
Principal borrowed:	$10,000.00	< 31 days late:	0 ( 0% )	720-739 (Jul-2010)
Principal balance:	$1,368.12	31+ days late:	0 ( 0% )
Total payments billed:	7
Description
Buying a home, short term financing
Purpose of loan:
This loan will be used to finance closing costs on home

My financial situation:
I am a good candidate for this loan because I have an existing Prosper loan of 10k with a balance $1,300. The loan for was 36 months but it will be paid off in 9 months!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 497503
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$201.43

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Dec-1982	Debt/Income ratio:	Not calculated
Credit score:	760-779 (Mar-2011)	Inquiries last 6m:	1	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	13 / 9	Length of status:	0y 9m
Amount delinquent:	$0	Total credit lines:	28	Stated income:	Not employed
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$2,212
Delinquencies in last 7y:	0	Bankcard utilization:	22%
		Homeownership:	No
Screen name:	velocity-kin0	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
I need to borrow 5000
Purpose of loan: to buy a burial marker
This loan will be used to...buy a burial marker

My financial situation: retired
I am a good candidate for this loan because...i always pay my bills

Monthly net income: $2350
Monthly expenses: $2000
Housing: $639
Insurance: $60
Car expenses: $375
Utilities: $200
Phone, cable, internet: $150
Food, entertainment: $100
Clothing, household expenses: $100
Credit cards and other loans: $400
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 497771
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$7,500	Estimated loss*:	8.70%
Term:	36 months

Lender yield:	18.49%	Borrower rate/APR:	19.49% / 22.87%	Monthly payment:	$276.78

Lender servicing fee:	1.00%	Effective Yield*:	18.06%
		Estimated return*:	9.36%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Apr-1995	Debt/Income ratio:	16%
Credit score:	780-799 (Mar-2011)	Inquiries last 6m:	3	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	8y 0m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$624	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	10	Bankcard utilization:	12%
		Homeownership:	Yes
Screen name:	kind-dollar-performer	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buy and Sell Cars
Purpose of loan:
This loan will be used to...Buy and Sell old cars

My financial situation:
I am a good candidate for this loan because...I have always paid my bills on time and will continue to do so

Monthly net income: $4189.00
Monthly expenses: $1000.00
Housing: $744.00
Insurance: $80.00
Car expenses: $0
Utilities: $90.00
Phone, cable, internet: $0
Food, entertainment: $50.00
Clothing, household expenses: $20.00
Credit cards and other loans: $17.00
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498257
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	18.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	10.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Feb-1966	Debt/Income ratio:	26%
Credit score:	680-699 (Mar-2011)	Inquiries last 6m:	1	Employment status:	Other
Now delinquent:	1	Current / open credit lines:	7 / 6	Length of status:	5y 8m
Amount delinquent:	$64,050	Total credit lines:	44	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,087	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	22	Bankcard utilization:	91%
		Homeownership:	Yes
Screen name:	brightest-peace-papyrus	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purpose
Purpose of loan:
This loan will be used to replace an expensive leased vehicle that was needed for my previous employment. Lease is expiring and will replace with a less expensive vehicle

My financial situation:
I am a good candidate for this loan because my finances have been good other than a foreclosure when mortgage payment excalated to over $5,000 per month. Lender refused refinance, short sale and all other options.

Monthly net income: $6,216.16
Monthly expenses: $
Housing: $1,095.00
Insurance: $127 Auto, $278 Health, $115 Life, $22 Renters
Car expenses: $120, $450 Lease
Utilities: $215 Gas, Electric, Water
Phone, cable, internet: $151.00
Food, entertainment: $550
Clothing, household expenses: $50
Credit cards and other loans: $100
Other expenses: $200 Medical
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498357
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	12.99%	Borrower rate/APR:	13.99% / 16.15%	Monthly payment:	$170.86

Lender servicing fee:	1.00%	Effective Yield*:	12.77%
		Estimated return*:	6.82%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Dec-2005	Debt/Income ratio:	16%
Credit score:	740-759 (Mar-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	0y 3m
Amount delinquent:	$0	Total credit lines:	4	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$297	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	3%
		Homeownership:	No
Screen name:	immaculate-currency	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Auto Loan
Purpose of loan:
This loan will be used to get transportation to get to work and back. I am not trying to get the best transportation, but something that will last.

My financial situation:
Housing: $250
Insurance: $100
Car expenses: N/A
Utilities: $25
Phone, cable, internet: $90
Food, entertainment: $250
Clothing, household expenses: $100
Credit cards and other loans: N/A
Other expenses: > $40

Monthly net income: $1200 or >
-
Monthly expenses: $855
=
Monthly Minimun Net Savings: $345
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498375
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	18.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	10.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Dec-2000	Debt/Income ratio:	6%
Credit score:	640-659 (Mar-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	3 / 4	Length of status:	10y 10m
Amount delinquent:	$66,841	Total credit lines:	16	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$254	Stated income:	$100,000+
Delinquencies in last 7y:	26	Bankcard utilization:	13%
		Homeownership:	Yes
Screen name:	inspiring-openness4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
mr.
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $10000.00
Monthly expenses: $3000.00
Housing: $1500.00
Insurance: $100.00
Car expenses: $50.00
Utilities: $300.00
Phone, cable, internet: $100.00
Food, entertainment: $300.00
Clothing, household expenses: $75.00
Credit cards and other loans: $200.00Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498381
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$25,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$17,500	Estimated loss*:	3.50%
Term:	60 months

Lender yield:	10.90%	Borrower rate/APR:	11.90% / 13.25%	Monthly payment:	$554.85

Lender servicing fee:	1.00%	Effective Yield*:	10.87%
		Estimated return*:	7.37%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jan-1989	Debt/Income ratio:	16%
Credit score:	780-799 (Mar-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	18 / 15	Length of status:	5y 1m
Amount delinquent:	$0	Total credit lines:	49	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$18,070	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	64%
		Homeownership:	Yes
Screen name:	fund-halibut6	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Freedom Loan
Purpose of loan:
This loan will be used to...consolidate smaller loans and celebrate my 25th wedding anniversary.

My financial situation:
I am a good candidate for this loan because...I pay all bills on time all the time. I have been in the General Manager Position for 17 years. My income is strong and will continue to be. Plus I have promised my wife a trip to Greece for our 25th Wedding Anniversary.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498387
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	3.50%
Term:	36 months

Lender yield:	7.90%	Borrower rate/APR:	8.90% / 10.99%	Monthly payment:	$222.27

Lender servicing fee:	1.00%	Effective Yield*:	7.88%
		Estimated return*:	4.38%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Apr-2002	Debt/Income ratio:	27%
Credit score:	780-799 (Mar-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	15 / 15	Length of status:	9y 9m
Amount delinquent:	$0	Total credit lines:	32	Occupation:	Religious
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,878	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	24%
		Homeownership:	Yes
Screen name:	thrifty-treasure	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Car Loan
Purpose of loan:
This loan will be used to...buy a car, Acura MDX, 2002 with 54000 miles.
The value of the car is about $12000.00 but I am paying the balance of $5000.00 from out of pocket.

My financial situation:
I am a good candidate for this loan because..
1. I can pay off this loan in less than three years.
2. I currently have a car loan on my credit history which is not being paid by me but by the church.
3. I am only a Co - signer for the student loan on my account. The loan belongs to my daughter who is in the medical school.
4. I have been meeting my financial obligations without any problem.
5. The only late payment I had was about three years ago and the amount I owed was $26.00, (the record is there). I did not realize that I had a debit on account. The bank official advised that we should close the account and I agreed and it was reported as being delinquent. I should have refused but close it by myself. I knew this later.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498393
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$11,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$7,700	Estimated loss*:	1.55%
Term:	60 months

Lender yield:	8.60%	Borrower rate/APR:	9.60% / 9.82%	Monthly payment:	$231.56

Lender servicing fee:	1.00%	Effective Yield*:	8.59%
		Estimated return*:	7.04%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Jul-1994	Debt/Income ratio:	10%
Credit score:	780-799 (Mar-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 8	Length of status:	0y 11m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Analyst
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$4,461	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	7%
		Homeownership:	No
Screen name:	systematic-auction1	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Refinancing a small outstanding loa
Purpose of loan:
This loan will be used to refinance a small loan I have outstanding. I'd also like to stretch the monthly payments out a bit to give myself more room each month.

My financial situation:
I am a good candidate for this loan because I have good income, good credit, and have never defaulted on anything in my life. I have a stable job that pays me well. In addition, my 135k income should get larger this year due to my expectation that my next annual bonus will be larger than last year.

I have a BA in Economics and an MBA in finance.

Thank you.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498399
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$2,100	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$130.65

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Aug-2005	Debt/Income ratio:	46%
Credit score:	680-699 (Feb-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	1y 2m
Amount delinquent:	$0	Total credit lines:	7	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$575	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	52%
		Homeownership:	No
Screen name:	finance-zoo0	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need small loan for school tuition
Purpose of loan:
This loan will be used to...pay tuition for physics/Organic Chemistry courses at Ocean County College and UNE. It will also be used to buy test prep materials for the MCAT (Medical school admissions test).

My financial situation: living at home with parents with little to no expenses, currently holding a part time job at a fitness center as a customer service rep and studying for the MCAT exam along with taking science prerequisite courses for entrance to medical school

I am a good candidate for this loan because...small monthly amounts would be no trouble for me to repay with such a small loan.

Monthly net income: $ 1020
Monthly expenses: $ 90
Housing: $ 0 , living at home with parents
Insurance: $
Car expenses: $ 0, no car, only take public transportation
Utilities: $ 0
Phone, cable, internet: $ 0
Food, entertainment: $ 50
Clothing, household expenses: $ 0
Credit cards and other loans: $ 0
Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498411
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	18.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	10.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jul-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-699 (Feb-2011)	Inquiries last 6m:	3	Employment status:	Self-employed
Now delinquent:	1	Current / open credit lines:	8 / 6	Length of status:	0y 6m
Amount delinquent:	$910	Total credit lines:	13	Occupation:	Executive
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$1,455	Stated income:	$100,000+
Delinquencies in last 7y:	2	Bankcard utilization:	34%
		Homeownership:	No
Screen name:	majestic-integrity5	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Ptrade
Purpose of loan: Further Business Development
This loan will be used to...Pay for advertising and marketing of prophecytrade.com which offers trading signals from top-tier traders to high-net-worth clients.

My financial situation: Solid...$750K approx. earned in the last 36 Months and an American Express Black Card always paid promptly and in good standing...
I am a good candidate for this loan because...My business is on track to generate profits of $1,000,000+ in the next 12 months, and $2-$5Million per year in the next 36-Months taking into account new clients, client attrition, and projected performance.

Monthly net income: $15,000
Monthly expenses: $2,000
Housing: $3,200+
Insurance: $600
Car expenses: $0
Utilities: $150
Phone, cable, internet: $150
Food, entertainment: $1000
Clothing, household expenses: $1500
Credit cards and other loans: $1000
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498417
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	18.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	10.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jan-2003	Debt/Income ratio:	10%
Credit score:	680-699 (Mar-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	3 / 2	Length of status:	6y 2m
Amount delinquent:	$7,523	Total credit lines:	12	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	8	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	ianternet	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Product Startup and Launch
Purpose of Loan:
This loan will be used to add finishing touches to the 2 products which are in near completion. 80% of the product is completed. Listed below are descriptions of the 2 products which will be funded for launch.

- Split Piston:
A/B testing system which helps affiliate marketers and online marketers split test variables on a landing page or website. It also has the ability to rotate and split test links and offers with a single url.

- Offer Snitch:
A platform which helps affiliates watch networks? and advertisers? landing page changes or link adjustments without the knowledge of the publisher.

Goal:
Complete both products to perfection. With a loan, a strong and proper product launch can be made for both Split Piston and Offer Snitch.

I have a JV Launch Manager in line to help with the launch and gather affiliate to mail out. Every part of this launch will help cater to the proper growth of each product to its full potential.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498577
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$8,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$5,600	Estimated loss*:	10.80%
Term:	60 months

Lender yield:	27.99%	Borrower rate/APR:	28.99% / 31.42%	Monthly payment:	$253.89

Lender servicing fee:	1.00%	Effective Yield*:	27.29%
		Estimated return*:	16.49%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Nov-1996	Debt/Income ratio:	45%
Credit score:	740-759 (Mar-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 13	Length of status:	0y 3m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,549	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	33%
		Homeownership:	No
Screen name:	sharp-p2ploan2	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Relocation Assistance
Purpose:
I recently moved to Boston from NY after finding a new job, however I was not able to get out of my lease in NY so I am unable to pay rent in NY and Boston all in the same month. I am working diligently to find someone for the apartment in NY ie Craigslist and a broker. So the purpose of this loan is just in case I have to pay rent in NY until my lease ends in June 2011.

My financial situation:
I am a good candidate for this loan because... i have a great to almost excellent credit score, I have never defaulted on my credit or loan in the past. In addition I am current on all my bills. I do have a part time job in addition to my full-time to also make ends meet

Monthly net income: $4000
Monthly expenses: $2500
Housing: $1000
Insurance: $ 100
Car expenses: $ 530
Utilities: $ 50
Phone, cable, internet: $ 100
Food, entertainment: $200
Clothing, household expenses: $ 100
Credit cards and other loans: $ 330
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498599
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,000	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$80.57

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Dec-2002	Debt/Income ratio:	11%
Credit score:	680-699 (Mar-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	4y 5m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,138	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	97%
		Homeownership:	Yes
Screen name:	new-ore-sniffer	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
med loan
Purpose of loan: Medical
This loan will be used to... pay off my medical bills/

My financial situation: Not to bad, but need to get bills paid off
I am a good candidate for this loan because...
I'm trying to pay off my medical bills, before i have my baby!

Monthly net income: $3,125.83
Monthly expenses
Housing: $1,459.99
Insurance: $0
Car expenses: $50.00
Utilities: $50.00
Phone, cable, internet: $150.00
Food, entertainment: $100.00
Clothing, household expenses: $50.00
Credit cards and other loans: $300.00
Other expenses: $100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498607
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$326.62

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	May-1990	Debt/Income ratio:	22%
Credit score:	680-699 (Mar-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 6	Length of status:	9y 2m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$40,961	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Bankcard utilization:	96%
		Homeownership:	Yes
Screen name:	euphoria678	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Tax Payment
Purpose of loan:
This loan will be used to...Tax Payment

My financial situation:
I am a good candidate for this loan because...I have an excellent Government Job. I had a family member die within the last year and sacrificed my credit dealing with that. I have rental properties which account for some money in net income and other expenses.

Monthly net income: $5573.83
Monthly expenses: $5,000
Housing: $750
Insurance: $65
Car expenses: $559
Utilities: $30
Phone, cable, internet: $177
Food, entertainment: $650
Clothing, household expenses: $150
Credit cards and other loans: $991
Other expenses: $1568.11
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 495702
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,000	Estimated loss*:	18.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$87.10

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	10.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Apr-1972	Debt/Income ratio:	12%
Credit score:	640-659 (Feb-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	6 / 3	Length of status:	1y 11m
Amount delinquent:	$1,596	Total credit lines:	36	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$883	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	23	Bankcard utilization:	88%
		Homeownership:	No
Screen name:	youthful-justice8	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Maintenance
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $4,798.00
Monthly expenses: $4,365.00
Housing: $1,804.11
Insurance: $126.00
Car expenses: $460.00
Utilities: $200.00
Phone, cable, internet: $136.00
Food, entertainment: $265.00
Clothing, household expenses: $189.00
Credit cards and other loans: $385.00
Other expenses: $210.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498336
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$2,100	Estimated loss*:	7.70%
Term:	12 months

Lender yield:	14.49%	Borrower rate/APR:	15.49% / 24.40%	Monthly payment:	$271.47

Lender servicing fee:	1.00%	Effective Yield*:	14.17%
		Estimated return*:	6.47%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Apr-1995	Debt/Income ratio:	3%
Credit score:	700-719 (Mar-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	3 / 3	Length of status:	22y 7m
Amount delinquent:	$14,323	Total credit lines:	23	Occupation:	Professor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$628	Stated income:	$100,000+
Delinquencies in last 7y:	29	Bankcard utilization:	69%
		Homeownership:	Yes
Screen name:	cricket0330	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	14 ( 100% )	700-719 (Latest)
Principal borrowed:	$12,000.00	< 31 days late:	0 ( 0% )	660-679 (Apr-2008)
Principal balance:	$0.02	31+ days late:	0 ( 0% )
Total payments billed:	14
Description
Elanor1
Purpose of loan:
This loan will be used to...pay taxes for 2010

My financial situation:
I am a good candidate for this loan because...
I have a steady job and can afford these payments and I am getting a retro check for 3 years' worth of a .98% raise on July 1 (so about $3000)

Monthly net income: $5800 (from Palomar) + $1700 (from RCC 10x/yr)
Monthly expenses: $5380
Housing: $3500
Insurance: $100
Car expenses: $ 250 (for gas, car is paid off)
Utilities: $280
Phone, cable, internet: $200
Food, entertainment: $ 200
Clothing, household expenses: $150
Credit cards and other loans: $100
Other expenses: $550 TSA + $250 misc
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498348
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,450	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$141.00

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Apr-2007	Debt/Income ratio:	Not calculated
Credit score:	660-679 (Mar-2011)	Inquiries last 6m:	0	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	0y 5m
Amount delinquent:	$0	Total credit lines:	9	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,336
Delinquencies in last 7y:	0	Bankcard utilization:	13%
		Homeownership:	No
Screen name:	worth-cymbal	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
highlight
Purpose of loan: WEDDING EXPENSES
This loan will be use for..... MY WEDDING EXPENSES &
Help pay for shcool loans.
My financial situation:
I am a good candidate for this loan because...
I always pay on time. I'm getting married soon and i need a few extra dollars to help pay for my wedding expenses. Thank you for the help.

Monthly net income: $1320
Monthly expenses: $414
Housing: $525
Insurance: $0
Car expenses: $0
Utilities: $50
Phone, cable, internet: $80
Food, entertainment: $100
Clothing, household expenses: $30
Credit cards and other loans: $0
Other expenses: $
0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498354
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$4,900	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$282.00

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jan-1981	Debt/Income ratio:	6%
Credit score:	760-779 (Mar-2011)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	46y 1m
Amount delinquent:	$0	Total credit lines:	7	Occupation:	Pharmacist
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$31	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	newest-social-quest	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Needs a personal loan
Purpose of loan:
This loan will be used to...
do some renovations to my home
My financial situation: Is pretty good but i just need a little extra
I am a good candidate for this loan because...I have been on my job for 40 yrs and i have a stable income.

Monthly net income: $7000
Monthly expenses: $2500
Housing: $1200
Insurance: $150
Car expenses: $0
Utilities: $100
Phone, cable, internet: $50
Food, entertainment: $200
Clothing, household expenses: $200
Credit cards and other loans: $0
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498372
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$201.43

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Oct-2000	Debt/Income ratio:	14%
Credit score:	700-719 (Mar-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	6y 9m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,664	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	93%
		Homeownership:	No
Screen name:	vigilance-galaxy3	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Startup of Business
Purpose of loan:
This loan will be used to...purchase equipment for my beauty salon. Currently I am in the process of leasing a building for my salon and charging my hair stylists a weekly booth rental fee.

My financial situation:
I am a good candidate for this loan because...I have been at my current job for 7 years now but I am working on starting up my own business. My credit is excellent with all loans paid on time and in full. I plan on paying this loan off in less than a year.

Monthly net income: $
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498384
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$20,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$14,000	Estimated loss*:	3.50%
Term:	60 months

Lender yield:	10.90%	Borrower rate/APR:	11.90% / 13.25%	Monthly payment:	$443.88

Lender servicing fee:	1.00%	Effective Yield*:	10.87%
		Estimated return*:	7.37%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Dec-1991	Debt/Income ratio:	17%
Credit score:	740-759 (Mar-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 5	Length of status:	2y 9m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,804	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	62%
		Homeownership:	Yes
Screen name:	tidy-transparency	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
I will use the proceeds to payoff a higher rate loan that is currently at 19.95%. I got that loan to payoff a lot of credit card debt and have closed 4 credit cards in the process.

My financial situation:
I am a good candidate for this loan because I have always paid my debts. This loan will allow me to payoff the higher rate loan and save a lot on interest. Even though I make great income, I was basically supporting two families. My sister and her husband were unemployed and I was providing a lot of support. So $160k salary is not that much for two families with kids. Her husband is now employed.

I can verify my income anytime and I have great credit (740 plus credit scores). One item to note is that there is a 30 day late showing on my credit report that is an ERROR from over 3 yrs ago. The credit card company will be correcting this soon. I have NEVER been late on anything ever and my credit is everything to me.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498402
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$2,000	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	12.99%	Borrower rate/APR:	13.99% / 16.15%	Monthly payment:	$68.35

Lender servicing fee:	1.00%	Effective Yield*:	12.77%
		Estimated return*:	6.82%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Nov-1977	Debt/Income ratio:	Not calculated
Credit score:	740-759 (Mar-2011)	Inquiries last 6m:	1	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	11y 9m
Amount delinquent:	$0	Total credit lines:	25	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,436
Delinquencies in last 7y:	0	Bankcard utilization:	17%
		Homeownership:	No
Screen name:	bonus-merman7	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Navymom
No description was provided by the borrower.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498414
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,600.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,600	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$104.74

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-2000	Debt/Income ratio:	12%
Credit score:	640-659 (Mar-2011)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	3 / 3	Length of status:	3y 4m
Amount delinquent:	$112	Total credit lines:	11	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$178	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	28%
		Homeownership:	No
Screen name:	point-mastery2	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help me get a fence for my dogs!
Purpose of loan: Home Improvement
This loan will be used to... Build a fence in the back yard

My financial situation: stable
I am a good candidate for this loan because...
I pay my bills on time every month. I have not been late on any payments in the past several years.

Monthly net income: $ 2800
Monthly expenses: $
Housing: $1220
Insurance: $115
Car expenses: $445
Utilities: $
Phone, cable, internet: $60
Food, entertainment: $250
Clothing, household expenses: $100
Credit cards and other loans: $30
Other expenses: $

I share my expenses with my partner.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498554
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$12,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$12,000	Estimated loss*:	3.50%
Term:	36 months

Lender yield:	7.90%	Borrower rate/APR:	8.90% / 10.99%	Monthly payment:	$381.04

Lender servicing fee:	1.00%	Effective Yield*:	7.88%
		Estimated return*:	4.38%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jan-1997	Debt/Income ratio:	16%
Credit score:	760-779 (Mar-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	0y 11m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$618	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	13%
		Homeownership:	No
Screen name:	durability-buckeye	Borrower's state:	DistrictOfColumbia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
I have no debt. NONE.
(not even a car payment!)

Purpose of loan

This loan will be used to fund my small business. I will KEEP MY FULL TIME JOB while I start my small business. I will honor my loan regardless of what happens with my new venture.

My financial situation:
I am a good candidate for this loan because...

I have a college degree and a full time job.

I have NO DEBT - no car loan, no student loan, nothing - and excellent credit. I have one credit card on which I spend a few hundred dollars per month; and I pay it off in full every month. I have not missed a payment on anything in years.

If something happened and I couldn't work, I have financial resources to pay off the loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498578
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$2,000	Estimated loss*:	3.25%
Term:	12 months

Lender yield:	6.29%	Borrower rate/APR:	7.29% / 13.05%	Monthly payment:	$173.32

Lender servicing fee:	1.00%	Effective Yield*:	6.28%
		Estimated return*:	3.03%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Mar-1995	Debt/Income ratio:	8%
Credit score:	840-859 (Mar-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 5	Length of status:	7y 2m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Pilot - Private/Com...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,118	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	21%
		Homeownership:	Yes
Screen name:	eronyc	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	12 ( 100% )	840-859 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	740-759 (Nov-2010) 840-859 (Nov-2009) 800-819 (May-2009) 780-799 (Dec-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	12
Description
Grow my business...
Purpose of loan:
This loan will be used to grow my profitable business. I have seen returns of over 10%, and this loan will pay for itself through investment into the business.

My financial situation:
I am a good candidate for this loan because I owe nothing outside my mortgage. I do not carry balances on any credit cards. I have already had one Prosper loan that I repaid early with no late payments, proving that I am responsible and reliable.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498590
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$161.14

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jul-1997	Debt/Income ratio:	23%
Credit score:	700-719 (Mar-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	1y 4m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,916	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	70%
		Homeownership:	No
Screen name:	flamenco4	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
capital
Purpose of loan: debt consolidation
This loan will be used to... pay off current revolving debt and create a buffer in checking account

My financial situation: income is growing (just accepted promotion)
I am a good candidate for this loan because... I am dedicated to getting my revolving debt eliminated, increasing my fair credit rating to excellent, and building a house in the future (within the next two years).

Monthly net income: $2400 (my new net income) $1980 (wife's net income)
Monthly expenses: $2371
Housing: $280
Insurance: $125
Car expenses: $336
Utilities: $230
Phone, cable, internet: $200
Food, entertainment: $700
Clothing, household expenses: $100
Credit cards and other loans: $400
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498616
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$4,900	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$282.00

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-1991	Debt/Income ratio:	24%
Credit score:	740-759 (Mar-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	3 / 3	Length of status:	2y 11m
Amount delinquent:	$1,529	Total credit lines:	40	Occupation:	Construction
Public records last 12m / 10y:	1/ 2	Revolving credit balance:	$1,179	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	14	Bankcard utilization:	20%
		Homeownership:	No
Screen name:	merciful-fund6	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loan
Purpose of loan:
This loan will be used to...help provide financial security while starting a new business proposition that has been offered to us. We will be working with banks to get reposed homes ready for fileing. With the economy being the way that it is and so many homes are being repoed, this is a great opportunity for us to get into a business that will provide more than adequate income to support our family. We have to relocate for this and need the money to do so. If there are any other questions, please feel free to ask.

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $ 6800
Monthly expenses: $ 2650
Housing: $ 1200
Insurance: $ 200
Car expenses: $ 700
Utilities: $ 250
Phone, cable, internet: $ 150
Food, entertainment: $ 100
Clothing, household expenses: $ 50
Credit cards and other loans: $0
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498628
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$604.28

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Feb-2001	Debt/Income ratio:	33%
Credit score:	660-679 (Mar-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	9y 5m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,523	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	60%
		Homeownership:	No
Screen name:	exchange-kung-fu1	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loan for Engagement Ring
Purpose of loan:

This loan will be used to purchase an engagement ring. My girlfriend and I have been together for 6 years and it is now time to further our commitment to each other. My savings, that I had set aside to purchase an engagement ring, had to be used for a family emergency.

My financial situation:

I am a good candidate for this loan because I am reliable, hold a solid position in a company that I have worked for since 2001, have good credit and am a good mangager of my personal finances.

Monthly net income: $3000.00
________________________________________
Housing (rent): $500.00
Insurance: $0.00
Car expenses: $0.00
Utilities (PG&E): $30.00
Phone, cable, internet (ATT): $250.00
Food, entertainment: $400.00
Clothing, household expenses: $75.00
Credit cards and other loans: $200.00
________________________________________
Total Monthly expenses: $1455.00

I appreciate your time, please call or email me with any questions. Thank you.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498634
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	18.30%
Term:	36 months

Lender yield:	30.25%	Borrower rate/APR:	31.25% / 34.89%	Monthly payment:	$172.56

Lender servicing fee:	1.00%	Effective Yield*:	28.48%
		Estimated return*:	10.18%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Mar-2003	Debt/Income ratio:	30%
Credit score:	620-639 (Mar-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 8	Length of status:	3y 8m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$2,052	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	99%
		Homeownership:	No
Screen name:	RMC66	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	39 ( 100% )	620-639 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	620-639 (Jul-2010) 640-659 (May-2010) 620-639 (Apr-2009) 640-659 (Mar-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	39
Description
Excellent Payment History, Not a HR
Purpose of loan:
This loan will be used to... To pay off an auto loan.

My financial situation:
I am a good candidate for this loan because... I have had 2 Prosper loans and both have been paid off early with an excellent payment history. I have no delinquent accounts, and the public record is for a bankruptcy that was filed and discharged in 2002. I will not file bankruptcy ever again.

Monthly net income: $ 4400
Monthly expenses: $
Housing: $900
Insurance: $60
Car expenses: $200 for gas
Utilities: $150
Phone, cable, internet: $150
Food, entertainment: $400
Clothing, household expenses: $
Credit cards and other loans: $300 car payment that would be eliminated if I receive this loan.
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498640
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,100	Estimated loss*:	18.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$130.65

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	10.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Sep-1973	Debt/Income ratio:	Not calculated
Credit score:	760-779 (Mar-2011)	Inquiries last 6m:	5	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	8y 10m
Amount delinquent:	$0	Total credit lines:	18	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,420
Delinquencies in last 7y:	0	Bankcard utilization:	14%
		Homeownership:	Yes
Screen name:	a-commitment-framework	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
BigMama
No description was provided by the borrower.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498658
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,100	Estimated loss*:	10.80%
Term:	12 months

Lender yield:	22.99%	Borrower rate/APR:	23.99% / 33.08%	Monthly payment:	$283.66

Lender servicing fee:	1.00%	Effective Yield*:	22.43%
		Estimated return*:	11.63%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Oct-1995	Debt/Income ratio:	8%
Credit score:	700-719 (Mar-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 5	Length of status:	5y 4m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,441	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Bankcard utilization:	88%
		Homeownership:	Yes
Screen name:	worth-cupcake5	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Future Physician Assistant
Purpose of loan:
This loan will be used to...Pay off short term debts and pay for summer classes until my Stafford loans come through in Fall 2011.

My financial situation:
I am a good candidate for this loan because...I have never NOT paid a debt that I owed. I am a single Mom trying to make life better by attending classes to become a Physician Assistant. When I graduate my expected starting salary will be $95,000 and I won't need such loans!

Monthly net income: $ 3960
Monthly expenses: $300
Housing: $1560
Insurance: $0
Car expenses: $0
Utilities: $200
Phone, cable, internet: $120
Food, entertainment: $300
Clothing, household expens200es: $
Credit cards and other loans: $200
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 498664
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$326.62

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jul-1994	Debt/Income ratio:	20%
Credit score:	720-739 (Mar-2011)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	5 / 6	Length of status:	0y 8m
Amount delinquent:	$797	Total credit lines:	30	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$9,070	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Bankcard utilization:	18%
		Homeownership:	Yes
Screen name:	shiny-liberty4	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to...

My financial situation: Good
I am a good candidate for this loan because it helps us back on track.

Monthly net income: $2500
Monthly expenses: $1700
Housing: $760
Insurance: $0
Car expenses: $50
Utilities: $150
Phone, cable, internet: $50
Food, entertainment: $50
Clothing, household expenses: $20
Credit cards and other loans: $300
Other expenses: $200
Information in the Description is not verified.